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                                    Exhibit 1

                              Articles of Amendment

                          Bartel Financial Group, Inc.


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                                                         -----------------------
SS: Form D-4 (Rev. 1/86)                                  for office use only
Submit in Duplicate
Filing Fee: $30.00

This document must be typewritten.
                                                         -----------------------
             [STAMP]
           [ILLEGIBLE]
       SECRETARY OF STATE
        STATE OF COLORADO

                                    MAIL TO:
                           Colorado Secretary of State
                               Corporations Office
                            1560 Broadway, Suite 200
                             Denver, Colorado 80202
                                  (303)866-2361



                              ARTICLES OF AMENDMENT
                                     to the
                            ARTICLES OF INCORPORATION

     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

     FIRST: The name of the corporation is (note 1) WTS III Capital Corporation

     SECOND: The following amendment to the Articles of Incorporation was adopted on November 30, 1987, as prescribed by the Colorado Corporation Code, in the manner marked with an X below

     ____ Such amendment was adopted by the board of directors where no shares have been issued.

     _XX_ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

     1. The name of this corporation, shall be changed from WTS III Capital Corporation to Bartel Financial Group, Inc;

     2. The number of shares of common stock that this corporation is authorized to issue shall be increased to a total of Five hundred Million (500,000,000) shares of stock; and

     3. The extent to which Directors of this corporation may be held liable to this corporation or its shareholders for monetary damages for breach of fiduciaty duties shall be limited to the fullest extent permitted by the Colorado Corporation Code.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: N/A

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: N/A


                               WTS III Capital Corporation              (Note 1)
                               -----------------------------------------


                               By /s/ James Bartel
                                  --------------------------------------
                                  Its                          President


                               and /s/ {ILLEGIBLE]                      (Note 2)
                                   -------------------------------------
                                   Its                         Secretary


                               -----------------------------------------(Note 3)
                               Its                              Director

  [STAMP]
[ILLEGIBLE}

  NOTES:  1.   Exact  corporate  name of  corporation  adopting  the Articles of
               Amendments. (If this is a change of name amendment the name before this amendment is filed)
          2.   Signatures and titles of officers signing for the corporation.
          3.   Where no shares have been issued, signature of a director.